Exhibit 10.4

Original Amount		Bank	Payment Terms/Monthly Installment	Due Date	Interest Rate	Collateral
R$	1,000,000	Itau	12 Installment	October 20, 2012	1.47% am	Receivables & guarantee of officers
R$	2,000,000	Itau	24 Installments	December 23, 2013	1.80% am	Adjacent land & guarantee of officers